Exhibit 3.5

AMENDED AND RESTATED

BYE-LAWS

OF

Allied World Assurance Company Holdings, Ltd

(f/k/a Fairfax Financial Holdings (Bermuda), Ltd)

Adopted by member resolution on June 23, 2023

TABLE OF CONTENTS

INTERPRETATION	1

1.	Definitions	1

SHARES		3

2.	Power to Issue Shares	3
3.	Power of the Company to Purchase its Shares	3
4.	Rights Attaching to Shares	4
5.	Share Certificates	7
6.	Fractional Shares	8

REGISTRATION OF SHARES		8

7.	Register of Members	8
8.	Registered Holder Absolute Owner	8
9.	Transfer of Registered Shares	8
10.	Transmission of Registered Shares	10

ALTERATION OF SHARE CAPITAL		11

11.	Power to Alter Capital	11
12.	Variation of Rights Attaching to Shares	11

DIVIDENDS AND CAPITALISATION		12

13.	Dividends	12
14.	Power to Set Aside Profits	12
15.	Method of Payment	12
16.	Capitalisation	13

MEETINGS OF MEMBERS	13

17.	Annual General Meetings	13
18.	Special General Meetings	13
19.	Requisitioned General Meetings	13
20.	Notice	14
21.	Giving Notice and Access	14
22.	Postponement of General Meeting	15
23.	Electronic Participation in Meetings	15
24.	Quorum at General Meetings	15

25.	Chairman to Preside at General Meetings	16
26.	Voting on Resolutions	16
27.	Power to Demand a Vote on a Poll	17
28.	Voting by Joint Holders of Shares	18
29.	Instrument of Proxy	18
30.	Representation of Corporate Member	19
31.	Adjournment of General Meeting	19
32.	Written Resolutions	20
33.	Directors Attendance at General Meetings	21

DIRECTORS AND OFFICERS	21

34.	Election of Directors	21
35.	Number of Directors	21
36.	Term of Office of Directors	21
37.	Alternate Directors	21
38.	Removal of Directors	22
39.	Vacancy in the Office of Director	23
40.	Remuneration of Directors	23
41.	Defect in Appointment	23
42.	Directors to Manage Business	23
43.	Powers of the Board of Directors	24
44.	Register of Directors and Officers	25
45.	Appointment of Officers	25
46.	Appointment of Secretary	25
47.	Duties of Officers	25
48.	Remuneration of Officers	25
49.	Conflicts of Interest	25
50.	Indemnification and Exculpation of Directors and Officers	26

MEETINGS OF THE BOARD OF DIRECTORS	27

51.	Board Meetings	27
52.	Notice of Board Meetings	27
53.	Electronic Participation in Meetings	27
54.	Representation of Corporate Director	28
55.	Quorum at Board Meetings	28
56.	Board to Continue in the Event of Vacancy	28
57.	Chairman to Preside	28
58.	Written Resolutions	29
59.	Validity of Prior Acts of the Board	29

CORPORATE RECORDS	29

60.	Minutes	29
61.	Place Where Corporate Records Kept	29
62.	Form and Use of Seal	29

ACCOUNTS	30

63.	Records of Account	30
64.	Financial Year End	30

AUDITS	30

65.	Annual Audit	30
66.	Appointment of Auditor	30
67.	Remuneration of Auditor	31
68.	Duties of Auditor	31
69.	Access to Records	31
70.	Financial Statements and the Auditor’s Report	31
71.	Vacancy in the Office of Auditor	32

VOLUNTARY WINDING-UP AND DISSOLUTION	32

72.	Winding-Up	32

CHANGES TO CONSTITUTION	32

73.	Changes to Bye-laws	32
74.	Changes to the Memorandum of Continuance	32
75.	Discontinuance	32

Allied World Assurance Company Holdings, Ltd

INTERPRETATION

1.	Definitions

1.1	In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	the Companies Act 1981;

Alternate Director	an alternate director appointed in accordance with these Bye-laws;

Auditor	includes an individual, corporation or partnership;

Board	the board of directors (including, for the avoidance of doubt, a sole director) appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum;

Canada Sub	1102952 B.C. Unlimited Liability Company;

Canada Sub Group Shareholders	has the meaning given to it in the Shareholders Agreement;

Company	the company for which these Bye-laws are approved and confirmed;

Director	a director of the Company and shall include an Alternate Director;

Member	the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

notice	written notice as further provided in these Bye-laws unless otherwise specifically stated;

Allied World Assurance Company Holdings, Ltd

Officer	any person appointed by the Board to hold an office in the Company;

OMERS	OCM Goldfish Inc.;

Register of Directors and Officers	the register of directors and officers referred to in these Bye-laws;

Register of Members	the register of Members referred to in these Bye-laws;

Resident Representative	any person appointed to act as resident representative and includes any deputy or assistant resident representative;

Secretary	the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

Shareholders Agreement	the shareholders’ agreement dated 7 July 2017 among Canada Sub, OMERS, Glas Investments Ltd., Lake Merritt LLC, CN Canadian Master Trust Fund, Fairfax Financial Holdings Limited and the Company, as amended from time to time; and

Treasury Share	a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled.

1.2	In these Bye-laws, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)	the words:-

(i)	“may” shall be construed as permissive; and

Allied World Assurance Company Holdings, Ltd

(ii)	“shall” shall be construed as imperative;

(e)	a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof;

(f)	the word “corporation” means a corporation whether or not a company within the meaning of the Act; and

(g)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

1.3	Capitalised terms used herein but not defined herein have the meanings given to them in the Shareholders Agreement.

1.4	In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.5	Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.	Power to Issue Shares

2.1	Subject to the Shareholders Agreement, these Bye-laws and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise as the Company may by resolution of the Members prescribe.

2.2	Subject to the Shareholders Agreement, the Act and these Bye-laws, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).

3.	Power of the Company to Purchase its Shares

3.1	The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit.

Allied World Assurance Company Holdings, Ltd

3.2	The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Act.

4.	Rights Attaching to Shares

4.1	At the date these Bye-laws are adopted, the share capital of the Company is divided into two classes: (i) 32,589 Class A common shares of par value CHF 100 each (“Class A Shares”); and (ii) 68,676 Class B common shares of par value CHF 100 each (“Class B Shares” and together with the Class A Shares, the “Common Shares”).

4.2	The holders of Class A Shares (“Class A Shareholders”) shall, subject to these Bye-laws (including, without limitation, the rights attaching to any other class of shares):

(a)	be entitled to one vote per share, provided that in any election of directors to the Board the number of votes attached to the Class A Shares held by OMERS shall not exceed 30% of the issued and outstanding Common Shares of the Company;

(b)	on any distribution by the Company to its members (whether by cash dividend, dividend in specie, scrip dividend, capitalisation issue, repayment of capital as a result of a reduction of share capital or otherwise) (a “Distribution”), in priority to all other classes of common shares, be entitled to their applicable Class A Cumulative Annual Dividend per Class A Share calculated for each Class A Share outstanding on the date of declaration of the dividend;

(c)	subject to payment in full of the Class A Cumulative Annual Dividend, not be entitled to any further dividends until the holders of Class B Shares (“Class B Shareholders”) have received the Class B Cumulative Annual Dividend in full;

(d)	in the event of a winding-up, dissolution or liquidation of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to:

(i)	the declaration and payment of the Class A Cumulative Annual Dividend to the date of winding-up, dissolution, liquidation or other distribution; and

(ii)	subject to declaration and payment of the Class B Cumulative Annual Dividend to the date of winding-up, dissolution, liquidation or other distribution, the surplus assets of the Company pari passu with the Class B Shareholders; and

(e)	generally be entitled to enjoy all of the rights attaching to shares.

Allied World Assurance Company Holdings, Ltd

4.3	The “Class A Dividend Amount” for a Class A Share shall be equal to the lesser of (A):

(a)	if the date on which the Distribution is declared (the “Declaration Date”) is prior to June 23, 2023 (the “Increase Date”), (i) the sum of (x) 8% of the Per Share Price multiplied by the number of full Company fiscal years elapsed from the date such share was first acquired by the Class A Group Shareholder to but excluding the Declaration Date, and (y) for any period before the start of the first Company fiscal year commencing after the date such share was first acquired by a Class A Group Shareholder or any other period less than a full Company fiscal year ending on but excluding the Declaration Date, 8% of the Per Share Price multiplied by the number of days in such period or periods for which such Class A Share was issued and outstanding divided by 365 (the amount in clause (i) calculated as of the Increase Date being the “Class A Increase Date Accrued Dividend”), minus (ii) the aggregate amount of all Class A Cumulative Annual Dividends paid and received on such Class A Share prior to the Declaration Date; or

(b)	if the Declaration Date is on or after the Increase Date, (i) the sum of (w) the Class A Increase Date Accrued Dividend, (x) 9% of the Per Share Price multiplied by the number of full Company fiscal years elapsed from the Increase Date to but excluding the Declaration Date, and (y) for any period before the start of the first Company fiscal year commencing on or after the Increase Date or any other period on or after the Increase Date less than a full Company fiscal year ending on but excluding the Declaration Date, 9% of the Per Share Price multiplied by the number of days in such period or periods for which such Class A Share was issued and outstanding divided by 365, minus (ii) the aggregate amount of all Class A Cumulative Annual Dividends paid and received on such Class A Share prior to the Declaration Date (such amount in clause (A) being the “Class A Cumulative Annual Dividend”); and

(B) the amount of the dividend determined by the Board in accordance with the Dividend Policy.

4.4	The Class B Shareholders shall, subject to these Bye-laws (including, without limitation, the rights attaching to any other class of shares):

(a)	be entitled to one vote per share;

(b)	on a Distribution, subject to payment in full of the Class A Cumulative Annual Dividend, be entitled to the Class B Cumulative Annual Dividend per Class B Share calculated for each Class B Share outstanding on the date of declaration of the dividend;

(c)	in the event of a winding-up, dissolution or liquidation of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, subject to declaration and payment of the Class A Cumulative Annual Dividend to the date of winding-up, dissolution, liquidation or other distribution, be entitled to:

(i)	the declaration and payment of the Class B Cumulative Annual Dividend to the date of winding-up, dissolution, liquidation or other distribution; and

Allied World Assurance Company Holdings, Ltd

(ii)	the surplus assets of the Company pari passu with the Class A Shareholders; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.

4.5	The “Class B Dividend Amount” for a Class B Share shall be equal to the lesser of (A):

(a)	if the Declaration Date is prior to the Increase Date, (i) the sum of (x) 8% of the Per Share Price multiplied by the number of full Company fiscal years elapsed from the later of (1) the date that the Class A Group Shareholder acquires its first Class A Share and (2) the date such Class B Share was first acquired by a Canada Sub Group Shareholder, to but excluding the Declaration Date, and (y) for any period before the start of the first Company fiscal year commencing after the later of (3) the date that the Class A Group Shareholder acquires its first Class A Share and (4) the date such Class B Share was first acquired by a Canada Sub Group Shareholder, or any other period less than a full Company financial year ending on but excluding the Declaration Date, 8% of the Per Share Price multiplied by the number of days in such period or periods for which the Class B Share was issued and outstanding divided by 365 (the amount in clause (i) calculated as of the Increase Date being the “Class B Increase Date Accrued Dividend”), minus (ii) the aggregate amount of all Class B Cumulative Annual Dividends paid and received on such Class B Share prior to the Declaration Date; or

(b)	if the Declaration Date is on or after the Increase Date, (i) the sum of (w) the Class B Increase Date Accrued Dividend, (x) 9% of the Per Share Price multiplied by the number of full Company fiscal years elapsed from the Increase Date to but excluding the Declaration Date, and (y) for any period before the start of the first Company fiscal year commencing on or after the Increase Date, or any other period on or after the Increase Date less than a full Company financial year ending on but excluding the Declaration Date, 9% of the Per Share Price multiplied by the number of days in such period or periods for which the Class B Share was issued and outstanding divided by 365, minus (ii) the aggregate amount of all Class B Cumulative Annual Dividends paid and received on such Class B Share prior to the Declaration Date (such amount in clause (A) being the “Class B Cumulative Annual Dividend”); and

Allied World Assurance Company Holdings, Ltd

(B) the amount of the dividend determined by the Board in accordance with the Dividend Policy.

4.6	Subject to payment in full of the Class A Cumulative Annual Dividend and the Class B Cumulative Annual Dividend, the Class A Shares and the Class B Shares shall rank pari passu with one another with respect to any further or additional Distributions.

4.7	All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

4.8	The conversion of shares of any class into shares of another class may be effected by way of variation of rights, share repurchase and issue, bonus issue, share consolidation, share subdivision and/or any other manner permitted by law.

4.9	If a Class A Share is transferred to a Class B Shareholder, such Class A Share shall be converted on a one-for-one basis into one Class B Share, and the Members and the Company shall take all requisite steps for such conversion.

4.10	If a Class A Share is acquired by the Company, such Class A Share shall be cancelled, and the Members and the Company shall take all requisite steps for the capital reduction and cancellation.

5.	Share Certificates

5.1	Every Member shall be entitled to a certificate under the common seal (or a facsimile thereof) of the Company or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

5.2	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

5.3	If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

Allied World Assurance Company Holdings, Ltd

6.	Fractional Shares

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

REGISTRATION OF SHARES

7.	Register of Members

7.1	The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

7.2	The Register of Members shall be open to inspection without charge at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

8.	Registered Holder Absolute Owner

The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

9.	Transfer of Registered Shares

9.1	An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

Transfer of a Share or Shares

[Name of Company] (the “Company”)

FOR VALUE RECEIVED                     [amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] shares of the Company.

DATED this [date]

Allied World Assurance Company Holdings, Ltd

Signed by:	In the presence of:

Transferor	Witness

Signed by:	In the presence of:

Transferee	Witness

9.2	Such instrument of transfer shall be signed by (or in the case of a party that is a corporation, on behalf of) the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Members.

9.3	The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require showing the right of the transferor to make the transfer.

9.4	The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

9.5	The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share. The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

9.6	Notwithstanding anything to the contrary in these Bye-laws, shares that are listed or admitted to trading on an “appointed stock exchange” (as defined in the Act) may be transferred in accordance with the rules and regulations of such exchange.

Allied World Assurance Company Holdings, Ltd

10.	Transmission of Registered Shares

10.1	In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

10.2	Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a
Member
[Name of Company] (the “Company”)

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [date]

Signed by:	In the presence of:

Transferor	Witness

Signed by:	In the presence of:

Transferee	Witness

Allied World Assurance Company Holdings, Ltd

10.3	On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

10.4	Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

ALTERATION OF SHARE CAPITAL

11.	Power to Alter Capital

11.1	The Company may if authorised by resolution of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act.

11.2	Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

12.	Variation of Rights Attaching to Shares

Subject to the Shareholders Agreement, if, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class. The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Allied World Assurance Company Holdings, Ltd

DIVIDENDS AND CAPITALISATION

13.	Dividends

13.1	The Board may, subject to the Dividend Policy under and as defined in the Shareholders Agreement, these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Member(s) holding a class or classes of shares, in proportion to the number of shares held by them (if applicable), and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

13.2	The Board may fix any date as the record date for determining the Members entitled to receive any dividend.

13.3	The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

13.4	The Board may, subject to these Bye-laws, declare and make such other distributions (in cash or in specie) to the Member(s) holding a class or classes of shares as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

14.	Power to Set Aside Profits

The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

15.	Method of Payment

15.1	Any dividend, interest, or other monies payable in cash in respect of the shares may be paid by cheque or bank draft sent through the post directed to the Member at such Member’s address in the Register of Members, or to such person and to such address as the Member may direct in writing, or by transfer to such account as the Member may direct in writing.

15.2	In the case of joint holders of shares, any dividend, interest or other monies payable in cash in respect of shares may be paid by cheque or bank draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may direct in writing, or by transfer to such account as the joint holders may direct in writing. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

Allied World Assurance Company Holdings, Ltd

15.3	The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

16.	Capitalisation

16.1	The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

16.2	The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full, partly or nil paid shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution.

MEETINGS OF MEMBERS

17.	Annual General Meetings

Subject to an election made by the Company in accordance with the Act to dispense with the holding of annual general meetings, an annual general meeting shall be held in each year (other than the year of incorporation) at such time and place as the president or the chairman of the Company (if any) or any two Directors or any Director and the Secretary or the Board shall appoint.

18.	Special General Meetings

The president or the chairman of the Company (if any) or any two Directors or any Director and the Secretary or the Board may convene a special general meeting whenever in their judgment such a meeting is necessary.

19.	Requisitioned General Meetings

The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings, forthwith proceed to convene a special general meeting and the provisions of the Act shall apply.

Allied World Assurance Company Holdings, Ltd

20.	Notice

20.1	At least ten business days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

20.2	At least ten business days’ notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.

20.3	The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting.

20.4	A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

20.5	The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

21.	Giving Notice and Access

21.1	A notice may be given by the Company to a Member:

(a)	by delivering it to such Member in person, in which case the notice shall be deemed to have been served upon such delivery; or

(b)	by sending it by post to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served seven days after the date on which it is deposited, with postage prepaid, in the mail; or

(c)	by sending it by courier to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served two days after the date on which it is deposited, with courier fees paid, with the courier service; or

(d)	by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose, in which case the notice shall be deemed to have been served at the time that it would in the ordinary course be transmitted; or

Allied World Assurance Company Holdings, Ltd

(e)	by delivering it in accordance with the provisions of the Act pertaining to delivery of electronic records by publication on a website, in which case the notice shall be deemed to have been served at the time when the requirements of the Act in that regard have been met.

21.2	Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

21.3	In proving service under paragraphs 21.1(b), (c) and (d), it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted or sent by courier, and the time when it was posted, deposited with the courier, or transmitted by electronic means.

22.	Postponement of General Meeting

The Secretary may postpone any general meeting called in accordance with these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to the Members before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with these Bye-laws.

23.	Electronic Participation in Meetings

Members may participate in any general meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

24.	Quorum at General Meetings

24.1	At any general meeting two or more persons present in person and representing in person or by proxy in excess of 10% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, provided that (a) both OMERS and at least one Canada Sub Group Shareholder are present in person or represented by proxy; and (b) if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting held during such time.

Allied World Assurance Company Holdings, Ltd

24.2	If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned, ten business days’ fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

24.3	If a quorum is not present within half an hour from the time appointed for a meeting following an adjournment pursuant to Bye-law 26.2, then the Members present in person or represented by proxy shall form a quorum.

25.	Chairman to Preside at General Meetings

Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the chairman or the president of the Company, if there be one, shall act as chairman of the meeting at all general meetings at which such person is present. In their absence a chairman of the meeting shall be appointed or elected by those present at the meeting and entitled to vote.

26.	Voting on Resolutions

26.1	Subject to the Shareholders Agreement, the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with these Bye-laws and in the case of an equality of votes the resolution shall fail.

26.2	No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

26.3	At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his hand.

26.4	In the event that a Member participates in a general meeting by telephone, electronic or other communication facilities or means, the chairman of the meeting shall direct the manner in which such Member may cast his vote on a show of hands.

26.5	At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

Allied World Assurance Company Holdings, Ltd

26.6	At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.

26.7	Subject to the Shareholders Agreement, the following matters shall require the affirmative votes of two-thirds of the votes cast in accordance with these Bye-laws by Members present in person or represented by proxy and holding between them in excess of 50% of the total issued voting shares in the Company:

(a)	the creation of a class of shares with preferential rights over the existing issued and outstanding shares;

(b)	the variation or withdrawal of preemptive rights in respect of any class of shares; and

(c)	the increase of the share capital of the Company.

27.	Power to Demand a Vote on a Poll

27.1	Notwithstanding the foregoing, a poll may be demanded by any of the following persons:

(a)	the chairman of such meeting; or

(b)	at least three Members present in person or represented by proxy; or

(c)	any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d)	any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total amount paid up on all such shares conferring such right.

27.2	Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, electronic or other communication facilities or means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

Allied World Assurance Company Holdings, Ltd

27.3	A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairman (or acting chairman) of the meeting may direct. Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.

27.4	Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone, electronic or other communication facilities or means shall cast his vote in such manner as the chairman of the meeting shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman of the meeting for the purpose and the result of the poll shall be declared by the chairman of the meeting.

28.	Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

29.	Instrument of Proxy

29.1	An instrument appointing a proxy shall be in writing in substantially the following form or such other form as the chairman of the meeting shall accept:

Proxy

[Name of Company] (the “Company”)

I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members to be held on [date] and at any adjournment thereof. [Any restrictions on voting to be inserted here.]

Allied World Assurance Company Holdings, Ltd

Signed this [date]

Member(s)

29.2	The instrument appointing a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the instrument appointing a proxy proposes to vote, and an instrument appointing a proxy which is not received in the manner so prescribed shall be invalid.

29.3	A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf in respect of different shares.

29.4	The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

30.	Representation of Corporate Member

30.1	A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

30.2	Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

31.	Adjournment of General Meeting

The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting. Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

Allied World Assurance Company Holdings, Ltd

32.	Written Resolutions

32.1	Subject to these Bye-laws, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may be done without a meeting by written resolution in accordance with this Bye-law.

32.2	Notice of a written resolution shall be given, and a copy of the resolution shall be circulated to all Members who would be entitled to attend a meeting and vote thereon. The accidental omission to give notice to, or the non-receipt of a notice by, any Member does not invalidate the passing of a resolution.

32.3	A written resolution is passed when it is signed by (or in the case of a Member that is a corporation, on behalf of) the Members who at the date that the notice is given represent such majority of votes as would be required if the resolution was voted on at a meeting of Members at which all Members entitled to attend and vote thereat were present and voting.

32.4	A resolution in writing may be signed in any number of counterparts.

32.5	A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

32.6	A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act.

32.7	This Bye-law shall not apply to:

(a)	a resolution passed to remove an Auditor from office before the expiration of his term of office; or

(b)	a resolution passed for the purpose of removing a Director before the expiration of his term of office.

32.8	For the purposes of this Bye-law, the effective date of the resolution is the date when the resolution is signed by (or in the case of a Member that is a corporation, on behalf of) the last Member whose signature results in the necessary voting majority being achieved and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

Allied World Assurance Company Holdings, Ltd

33.	Directors Attendance at General Meetings

The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.

DIRECTORS AND OFFICERS

34.	Election of Directors

34.1	The Board shall be elected or appointed in the first place at the statutory meeting of the Company and thereafter, except in the case of a casual vacancy, at the annual general meeting or at any special general meeting called for that purpose.

34.2	At any general meeting the Members may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

35.	Number of Directors

The Board shall consist of not less than one Director or such number in excess thereof as the Members may determine.

36.	Term of Office of Directors

Directors shall hold office for such term as the Members may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated.

37.	Alternate Directors

37.1	At any general meeting, the Members may elect a person or persons to act as a Director in the alternative to any one or more Directors or may authorise the Board to appoint such Alternate Directors.

37.2	Unless the Members otherwise resolve, any Director may appoint a person or persons to act as a Director in the alternative to himself by notice deposited with the Secretary.

37.3	Any person elected or appointed pursuant to this Bye-law shall have all the rights and powers of the Director or Directors for whom such person is elected or appointed in the alternative, provided that such person shall not be counted more than once in determining whether or not a quorum is present.

37.4	An Alternate Director shall be entitled to receive notice of all Board meetings and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

Allied World Assurance Company Holdings, Ltd

37.5	An Alternate Director’s office shall terminate –

(a)	in the case of an alternate elected by the Members:

(i)	on the occurrence in relation to the Alternate Director of any event which, if it occurred in relation to the Director for whom he was elected to act, would result in the termination of that Director; or

(ii)	if the Director for whom he was elected in the alternative ceases for any reason to be a Director, provided that the alternate removed in these circumstances may be re-appointed by the Board as an alternate to the person appointed to fill the vacancy; and

(b)	in the case of an alternate appointed by a Director:

(i)	on the occurrence in relation to the Alternate Director of any event which, if it occurred in relation to his appointor, would result in the termination of the appointor’s directorship; or

(ii)	when the Alternate Director’s appointor revokes the appointment by notice to the Company in writing specifying when the appointment is to terminate; or

(iii)	if the Alternate Director’s appointor ceases for any reason to be a Director.

38.	Removal of Directors

38.1	Subject to any provision to the contrary in these Bye-laws, the Members entitled to vote for the election of Directors may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director’s removal.

38.2	If a Director is removed from the Board under this Bye-law the Members may fill the vacancy at the meeting at which such Director is removed. In the absence of such election or appointment, the Board may fill the vacancy.

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39.	Vacancy in the Office of Director

39.1	The office of Director shall be vacated if the Director:

(a)	is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b)	is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

(c)	is or becomes of unsound mind or dies; or

(d)	resigns his office by notice to the Company.

39.2	The Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director and to appoint an Alternate Director to any Director so appointed.

40.	Remuneration of Directors

The remuneration (if any) of the Directors shall be determined by the Company in general meeting and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them (or in the case of a director that is a corporation, by its representative or representatives) in attending and returning from Board meetings, meetings of any committee appointed by the Board or general meetings, or in connection with the business of the Company or their duties as Directors generally.

41.	Defect in Appointment

All acts done in good faith by the Board, any Director, a member of a committee appointed by the Board, any person to whom the Board may have delegated any of its powers, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.

42.	Directors to Manage Business

The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Act or by these Bye-laws, required to be exercised by the Company in general meeting.

Allied World Assurance Company Holdings, Ltd

43.	Powers of the Board of Directors

The Board may, subject to the Shareholders Agreement:

(a)	appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(b)	exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(c)	appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(d)	appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(e)	by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(f)	procure that the Company pays all expenses incurred in promoting and incorporating the Company;

(g)	delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board which may consist partly or entirely of non-Directors, provided that every such committee shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board;

Allied World Assurance Company Holdings, Ltd

(h)	delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;

(i)	present any petition and make any application in connection with the liquidation or reorganisation of the Company;

(j)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

(k)	authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.

44.	Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

45.	Appointment of Officers

The Board may appoint such Officers (who may or may not be Directors) as the Board may determine for such terms as the Board deems fit.

46.	Appointment of Secretary

The Secretary shall be appointed by the Board from time to time for such term as the Board deems fit.

47.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

48.	Remuneration of Officers

The Officers shall receive such remuneration as the Board may determine.

49.	Conflicts of Interest

49.1	Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company on such terms, including with respect to remuneration, as may be agreed between the parties. Nothing herein contained shall authorise a Director or a Director’s firm, partner or company to act as Auditor to the Company.

Allied World Assurance Company Holdings, Ltd

49.2	A Director who is directly or indirectly interested in a contract or proposed contract with the Company (an “Interested Director”) shall declare the nature of such interest as required by the Act.

49.3	An Interested Director who has complied with the requirements of the foregoing Bye-law may:

(a)	vote in respect of such contract or proposed contract; and/or

(b)	be counted in the quorum for the meeting at which the contract or proposed contract is to be voted on,

and no such contract or proposed contract shall be void or voidable by reason only that the Interested Director voted on it or was counted in the quorum of the relevant meeting and the Interested Director shall not be liable to account to the Company for any profit realised thereby.

50.	Indemnification and Exculpation of Directors and Officers

50.1	The Directors, Resident Representative, Secretary and other Officers (such term to include any person appointed to any committee by the Board) acting in relation to any of the affairs of the Company or any subsidiary thereof and the liquidator or trustees (if any) acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them (whether for the time being or formerly), and their heirs, executors and administrators (each of which an “indemnified party”), shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any monies or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any monies of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to any of the indemnified parties. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to such Director or Officer.

Allied World Assurance Company Holdings, Ltd

50.2	The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him under the Act in his capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

50.3	The Company may advance monies to a Director or Officer for the costs, charges and expenses incurred by the Director or Officer in defending any civil or criminal proceedings against him, on condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonesty in relation to the Company is proved against him.

MEETINGS OF THE BOARD OF DIRECTORS

51.	Board Meetings

The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. A resolution put to the vote at a Board meeting shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

52.	Notice of Board Meetings

A Director may, and the Secretary on the requisition of a Director shall, at any time summon a Board meeting. Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

53.	Electronic Participation in Meetings

Directors may participate in any meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

Allied World Assurance Company Holdings, Ltd

54.	Representation of Corporate Director

54.1	A Director which is a corporation may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Director, and that Director shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

54.2	Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at Board meetings on behalf of a corporation which is a Director.

55.	Quorum at Board Meetings

The quorum necessary for the transaction of business at a Board meeting shall be a majority of the Directors then in office, provided that (i) the quorum must include at least one Director nominated by Canada Sub and at least one Director nominated by OMERS; and (ii) if there is only one Director for the time being in office the quorum shall be one. If no such quorum is present within half an hour following the time at which the meeting is scheduled to take place, the meeting shall stand adjourned to the same day in the immediately following week (or, if that day is not a business day, the next following business day) at the same time and place or on such other date, time and place as the Directors in attendance may determine, provided that at least five business days’ prior written notice of such adjourned meeting is provided to the Directors. If no such quorum is present within half an hour following the time at which an adjourned meeting is scheduled to take place, the Directors present thereat shall constitute a quorum for the transaction of the business for which the meeting was called.

56.	Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at Board meetings, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company.

57.	Chairman to Preside

Unless otherwise agreed by a majority of the Directors attending, the chairman or the president of the Company, if there be one, shall act as chairman of the meeting at all Board meetings at which such person is present. In their absence a chairman of the meeting shall be appointed or elected by the Directors present at the meeting.

Allied World Assurance Company Holdings, Ltd

58.	Written Resolutions

A resolution signed by (or in the case of a Director that is a corporation, on behalf of) all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a Board meeting duly called and constituted, such resolution to be effective on the date on which the resolution is signed by (or in the case of a Director that is a corporation, on behalf of) the last Director. For the purposes of this Bye-law only, “the Directors” shall not include an Alternate Director.

59.	Validity of Prior Acts of the Board

No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

CORPORATE RECORDS

60.	Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each Board meeting and of any committee appointed by the Board; and

(c)	of all resolutions and proceedings of general meetings of the Members, Board meetings, meetings of managers and meetings of committees appointed by the Board.

61.	Place Where Corporate Records Kept

Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

62.	Form and Use of Seal

62.1	The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

62.2	A seal may, but need not, be affixed to any deed, instrument or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director, or (ii) any Officer, or (iii) the Secretary, or (iv) any person authorised by the Board for that purpose.

Allied World Assurance Company Holdings, Ltd

62.3	A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.

ACCOUNTS

63.	Records of Account

63.1	The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a)	all amounts of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)	all sales and purchases of goods by the Company; and

(c)	all assets and liabilities of the Company.

63.2	Such records of account shall be kept at the registered office of the Company or, subject to the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

63.3	Such records of account shall be retained for a minimum period of five years from the date on which they are prepared.

64.	Financial Year End

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

AUDITS

65.	Annual Audit

Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

66.	Appointment of Auditor

66.1	Subject to the Shareholders Agreement and the Act, the Members shall appoint an auditor to the Company to hold office for such term as the Members deem fit or until a successor is appointed.

66.2	The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

Allied World Assurance Company Holdings, Ltd

67.	Remuneration of Auditor

67.1	The remuneration of an Auditor appointed by the Members shall be fixed by the Company in general meeting or in such manner as the Members may determine.

67.2	The remuneration of an Auditor appointed by the Board to fill a casual vacancy in accordance with these Bye-laws shall be fixed by the Board.

68.	Duties of Auditor

68.1	The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

68.2	The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

69.	Access to Records

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers for any information in their possession relating to the books or affairs of the Company.

70.	Financial Statements and the Auditor’s Report

70.1	Subject to the following bye-law, the financial statements and/or the auditor’s report as required by the Act shall

(a)	be laid before the Members at the annual general meeting; or

(b)	be received, accepted, adopted, approved or otherwise acknowledged by the Members by written resolution passed in accordance with these Bye-laws; or

(c)	in circumstances where the Company has elected to dispense with the holding of an annual general meeting, be made available to the Members in accordance with the Act in such manner as the Board shall determine.

70.2	If all Members and Directors shall agree, either in writing or at a meeting, that in respect of a particular interval no financial statements and/or auditor’s report thereon need be made available to the Members, and/or that no auditor shall be appointed, then there shall be no obligation on the Company to do so.

Allied World Assurance Company Holdings, Ltd

71.	Vacancy in the Office of Auditor

The Board may fill any casual vacancy in the office of the auditor.

VOLUNTARY WINDING-UP AND DISSOLUTION

72.	Winding-Up

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

CHANGES TO CONSTITUTION

73.	Changes to Bye-laws

No Bye-law may be rescinded, altered or amended and no new Bye-law may be made save in accordance with the Act and until the same has been approved by a resolution of the Board and by a resolution of the Members.

74.	Changes to the Memorandum of Continuance

No alteration or amendment to the Memorandum of Continuance may be made save in accordance with the Act and until same has been approved by a resolution of the Board and by a resolution of the Members.

75.	Discontinuance

The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.